NEWS RELEASE

NCR continues to execute on pension
transformation strategy with new retiree lump sum offer

Company offers voluntary lump sum payment to approximately 20,000 former employees or beneficiaries receiving U.S. pension benefits

DULUTH, GA, June 10, 2014 – NCR Corporation (NYSE: NCR) announced today that it is offering a voluntary lump sum payment option to certain former employees or beneficiaries currently receiving a monthly benefit from its U.S. pension plan. With this action, NCR expects to reduce pension liabilities for the company as well as reduce pension-related expenses.

“This offer is part of our pension transformation and is consistent with our overall de-risking strategy,” said John Boudreau, NCR Treasurer. “There is no additional funding of the plan required for this transaction as all distributions will be made out of existing plan assets. The plan's funded status is expected to remain materially unchanged as a result of this offer.”

This offer will create a settlement event in the fourth quarter of 2014 that is not expected to have a material impact on NCR’s financial results and will be a part of the annual mark-to-market adjustment.

This offer is completely voluntary, providing approximately 20,000 former employees or beneficiaries currently receiving monthly pension benefits with an opportunity to have greater flexibility and control in managing their retirement. The lump sum payment represents the present value of an individual’s current monthly pension plan benefit.
Overview of the voluntary lump sum offer

The offer is being made only to former employees or beneficiaries who commenced monthly benefits under the plan between January 1, 1994 and April 1, 2014. The details of the offer will be described in personalized information letters that these individuals will receive in the coming weeks. The offer includes the following choices:

•	One-time lump sum payment rolled over to an IRA or another qualified plan (if permitted by that plan)

•	One-time lump sum payment in cash, payable in November 2014

•	A new form of payment for their monthly benefit (joint & survivor annuity or single life annuity) if eligible

•	Take no action and continue to receive the same current monthly benefit in the same form as currently paid

Eligible participants have from July 2 until August 22, 2014 to accept the offer. Additional details are available by visiting the NCR website at http://www.ncr.com/home/retiree-lump-sum-offer. Participants may also access account information through the NCR Benefits Service Center website at www.netbenefits.com or by telephone at 1-866-678-3233.

Certain participants are not eligible for this offer, including former employees or beneficiaries who commenced their monthly benefits under the plan before January 1, 1994 or after April 1, 2014.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across retail, financial, travel, hospitality, telecom and technology, and small business. NCR solutions run the everyday transactions that make your life easier.
NCR is headquartered in Duluth, Georgia with approximately 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. The company encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.
Web site: www.ncr.com, www.ncrsilver.com
Twitter: @NCRCorporation
Facebook: NCR Corp.
LinkedIn: NCR Corporation
YouTube: www.youtube.com/user/ncrcorporation

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News Media Contact
Kevin Ruane
NCR Corporation
212.589.8553
kevin.ruane@ncr.com

Investor Contact
Tracy H. Krumme
NCR Corporation
212.589.8569
tracy.krumme@ncr.com

Notes to investors
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about NCR’s pension strategy and the financial impact and expected benefits of the voluntary lump sum payment option being offered to certain former employees or their beneficiaries under NCR’s pension plan. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete and in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in NCR’s filings with the U.S. Securities and Exchange Commission, including NCR’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: NCR Corporation